As filed with the Securities and Exchange Commission on May 20, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AML COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0130894
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1000 Avenida Acaso

Camarillo, CA 93012

 (Address of principal executive offices) (Zip Code)

2005 Equity Incentive Plan

(full title of the plan)

Jacob Inbar

1000 Avenida Acaso

Camarillo, California 93012

(Name and address of agent for service)

(805) 388-1345

(Telephone number, including area code, of agent for service)

With a copy to:

Dominador Tolentino, Esq.

RICHARDSON & PATEL LLP

10900 Wilshire Boulevard, Suite 500

Los Angeles, California 90024

(310) 208-1182

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value	25,000	(1)	$0.85	(2)	$21,250	$0.84
Common Stock, $.01 par value	95,000		0.90	(2)	85,500	3.36
Common Stock, $.01 par value	95,000		1.02	(2)	96,900	3.81
Common Stock, $.01 par value	5,000		1.20	(2)	6,000	0.24
Common Stock, $.01 par value	60,000		1.40	(2)	84,000	3.30
Common Stock, $.01 par value	325,000		1.50	(2)	487,500	19.16
Common Stock, $.01 par value	2,927,000	(3)	1.33	(4)	3,892,910	153.00
	3,532,000				4,674,060	183.71

(1)                                                          Represents shares of common stock underlying options granted under our 2005 Equity Incentive Plan.

(2)                                                          Calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based upon the applicable exercise price of the options.

(3)                                                          Represents shares of common stock reserved for issuance and available for grant under our 2005 Equity Incentive Plan.

(4)                                                          Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, using the average of the bid and ask price as reported on the Over-the-Counter Bulletin Board on May 15, 2008.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (“Form S-8”) is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 (“Initial Registration Statement”) was previously filed with the Securities and Exchange Commission (“SEC”) on February 6, 2006 relating to the same 2005 Equity Incentive Plan.  Under cover of this Form S-8 is a Reoffer Prospectus that prepared in accordance with Part I of Form S-3 under the U.S. Securities Act of 1933, as amended (“Securities Act”).  The inclusion of any individual in the Selling Stockholder table of the Reoffer Prospectus should not be deemed a determination by or an admission by the Company that such individual is in fact an affiliate of the Company.

The contents of the Initial Registration Statement filed with the SEC on February 6, 2006 (File No. 333-131588) are hereby incorporated by reference.  Moreover, pursuant to Rule 429(b) under the Securities Act, this registration statement, which is a new registration statement, also constitutes post-effective amendment no. 1 to the Initial Registration Statement.

This Registration Statement includes two separate prospectuses:

Section 10(a) Prospectus: Items 1 and 2 from this page and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Reoffer Prospectus: The material that follows Item 2, beginning on Page P-1 through P-16, up to but not including Part II of this Registration Statement, beginning on Page II-1, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of common shares which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired by the selling stockholders named in the reoffer prospectus.  The Reoffer Prospectus may be utilized for reofferings and resales of up to 605,000 shares of common stock acquired by the selling stockholders.  The number of shares of our common stock included in the Reoffer Prospectus represents the total number of shares of common stock that may be acquired by the Selling Stockholders upon exercise of options previously granted to them under the 2005 Equity Incentive Plan and stock option agreements, and does not necessarily represent a present intention to sell any or all such shares of common stock.

Item 1.                                   Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the 2005 Equity Incentive Plan as specified by Rule 428(b)(1) of the Securities Act.  Such documents are not required to be and are not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.                                   Registrant Information and Employee Plan Annual Information.*

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Jacob Inbar

1000 Avenida Acaso

Camarillo, California 93012

(805) 388-1345

*                                         Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

REOFFER PROSPECTUS

AML Communications, Inc.

605,000 Shares of Common Stock

This reoffer prospectus relates to the sale of up to 605,000 shares of our common stock, $.01 par value per share, that may be offered and resold from time to time by certain eligible participants and existing selling stockholders identified in this prospectus (“Selling Stockholders”) for their own account issuable pursuant to our 2005 Equity Incentive Plan. It is anticipated that the Selling Stockholders will offer common shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus.  The Selling Stockholders will bear all sales commissions and similar expenses.  Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Stockholders will be borne by us.

The shares of common stock will be issued pursuant to awards granted under our 2005 Equity Incentive Plan.  This reoffer prospectus has been prepared for the purposes of registering the common shares under the Securities Act to allow for future sales by selling stockholders on a continuous or delayed basis to the public without restriction.

Our common stock is quoted on the OTC Bulletin Board under the symbol AMLJ. The closing sale price for our common stock on May 15, 2008 was $1.30 per share.

Investing in our common stock involves risks. See “Risk Factors” on page P-4 of this reoffer prospectus. These are speculative securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 20, 2008.

AML COMMUNICATIONS, INC.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus.  It does not contain all of the information that you should consider before investing in our common stock.  You should read the entire prospectus carefully, including the section entitled “Risk Factors” and our consolidated financial statements and the related notes. In this prospectus, we refer to AML Communications, Inc., a Delaware corporation (“AML Communications”), as “we,” “us” and “our.”

OVERVIEW

AML Communications was incorporated in California in 1986 as “Advanced Milliwave Laboratories, Incorporated.”  Early in 1994, we changed our name to “AML Communications, Inc.”  In December 1995, in conjunction with the initial public offering of our common stock, we changed our state of incorporation from California to Delaware.

We currently design, manufacture, and market radio frequency (RF) and microwave, low noise, medium and high power amplifiers and subsystems serving primarily the Defense Electronic Warfare Market.  Our business is comprised of three reportable segments.  AML Communications, Inc. (AML) designs, manufactures, and markets amplifiers and related products for the defense microwave.  Our division Microwave Power, Inc. (MPI) designs, manufactures, and markets high power microwave amplifiers for the defense market.  Our defense industry products are used primarily in electronic systems for tactical aircraft, ships, ground systems, and missile systems.  These products are sold directly by us as well as through independent sales representatives.  On April 11, 2007, we acquired a controlling interest of Mica-Tech, Inc. (Mica-Tech) and subsequently acquired the remaining interest on February 19, 2008.  Our wholly owned subsidiary Mica-Tech designs, manufactures, and markets an intelligent communication system to provide Supervisory Control And Data Acquisition (SCADA) of the electric power grid.

Our principal office and manufacturing facility is located at 1000 Avenida Acaso, Camarillo, California 93012, and our telephone number is (805) 388-1345.

The Offering

Common stock outstanding before the offering	10,422,166 shares

Common stock issuable upon exercise of outstanding options which may be offered pursuant to this prospectus	605,000 shares

Common stock to be outstanding after the offering	11,027,166 shares

Use of proceeds

We will receive the exercise price from the sale of shares to the selling stockholders when, and if, such selling stockholders exercise their stock options. Any proceeds received by us from the exercise of such stock options will be used for general working capital purposes.

OTC Bulletin Board Symbol	AMLJ

Risk Factors	The purchase of common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page P-4.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Associated With Our Business

A significant portion of our sales are made to the defense industry. Our business and financial results could be adversely affected if defense spending is curtailed, which would cause the value of your investment to decline.

As a percentage of total revenues, our net sales to our two largest customers, Raytheon and Versys, during the fiscal year ended March 31, 2008 totaled approximately 32.3%, accounting for $4.1 million of our revenues in fiscal 2008.  These customers rely on the defense industry for orders, and the defense industry relies upon the United States and foreign governments for funding.  Changes in funding may occur if there is a change in the current administration or the government reduces defense spending.  A decrease in business from the defense industry to our customers would have a material adverse effect on our results of operations and financial condition and the value of your investment.

Our market is subject to rapid technological change, and to compete effectively, we must continually introduce new products or enhancements that achieve market acceptance.

The market for our products is characterized by rapidly changing technology, frequent new product introductions, changes in customer requirements, and evolving industry standards.  We believe that we have been successful to date in investing in research and development to meet these needs and delivering products before our competitors.  We believe that our future success will depend upon continued development and timely introduction of products capable of collecting or processing new types of telecommunications signals.  However, we expect that new technologies will continue to emerge.  Our future performance will depend on the successful development, introduction, and market acceptance of new and enhanced products that address these changes as well as current and potential customer requirements.  The introduction of new and enhanced products may cause our customers to defer or cancel orders for existing products.  There can be no assurance that we will be able to develop and market new products successfully in the future or respond effectively to technological changes, or that new products introduced by others will not render our products or technologies noncompetitive or obsolete.

We also may not be able to develop the underlying core technologies necessary to create new products and enhancements or to license these technologies from third parties.  Product development delays may result from numerous factors, including:

•        changing product specifications and customer requirements;

•        difficulties in hiring and retaining necessary technical personnel;

•        difficulties in reallocating engineering resources and overcoming resource limitations;

•        difficulties with contract manufacturers;

•        changing market or competitive product requirements; and

•        unanticipated engineering complexities.

The development of new, technologically advanced products is a complex and uncertain process requiring high levels of innovation and highly skilled engineering and development personnel, as well as the accurate anticipation of technological and market trends.  We may not be able to identify, develop, manufacture, market, or support new or enhanced products successfully, if at all, or on a timely basis.  Further, our new products may not gain market acceptance or we may not be able to respond effectively to product announcements by competitors, technological changes, or emerging industry standards.  Any failure to respond to technological change would significantly harm our business.

Our business, operating results and financial condition could be negatively impacted if demand for our products is less than we anticipate or if we fail to hire qualified employees. As a result, the value of your securities may decline.

Our growth depends on our ability to successfully develop and market our products.  The development and marketing of our products is dependent on a number of factors, including our ability to:

•                  recruit and maintain a base of qualified engineers;

•                  initiate, develop and sustain corporate and government relationships;

•                  attract, hire, integrate and retain qualified sales and sales support employees; and

•                  accurately assess the demands of the market.

Demand for our products might be less than we anticipate, or we may not be successful in recruiting and maintaining the personnel we need to develop and sell our products.  In either case, our business, operating results and financial condition could be negatively impacted and the value of your securities may decline.

Our primary competitors are Teledyne Defense, Miteq, and Endwave Defense Systems and Sofia Wireless. These competitors are much larger than we are and have more in the way of financial and other resources than we have.  We have tried to create a niche market in the manufacturing of microwave integrated circuits for use by the defense industry.  However, we have no contractual agreements with contractors with whom we do business that requires them to purchase minimum quantities and we cannot assure you that these contractors will continue ordering parts from us or that they will order at the same or greater levels than they have done in the past.  If our customers severely reduced their orders or ceased ordering from us altogether, our business, results of operations and financial condition, as well as the value of your securities, could be materially adversely affected.

Unexpected increases in the cost to develop or manufacture our products under fixed-price contracts may cause us to experience unreimbursed cost overruns.

A significant portion of our revenue is derived from fixed-price contracts.  Under fixed-price contracts, unexpected increases in the cost to develop or manufacture a product, whether due to inaccurate estimates in the bidding process, unanticipated increases in materials costs, inefficiencies, or other factors, are borne by us.  We have experienced cost overruns in the past that have resulted in losses on certain contracts, and may experience additional cost overruns in the future.  Such cost overruns would increase our operating expenses, reduce our net income and earnings per share, and have a materially adverse effect on our future results of operations and financial condition.

Our future revenues are inherently unpredictable, our operating results are likely to fluctuate from period to period, and if we fail to meet the expectations of securities analysts or investors, our stock price could decline significantly.

Our quarterly and annual operating results have fluctuated in the past and are likely to fluctuate significantly in the future due to a variety of factors, some of which are outside our control.  Accordingly, we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indications of future performance. Some of the factors that could cause our quarterly or annual operating results to fluctuate include conditions inherent in government contracting and our business such as the timing of cost and expense recognition for contracts, the United States Government contracting and budget cycles, and contract closeouts.  Because we base our operating expenses on anticipated revenue trends and a high percentage of our expenses are fixed in the short term, any delay in generating or recognizing forecasted revenues could significantly harm our business.  Fluctuations in quarterly results, competition, or announcements of extraordinary events such as acquisitions or litigation may cause revenues to fall below the expectations of securities analysts and investors. In this event, the trading price of our common stock would significantly decline.  In addition, there can be no assurance that an active trading market will be sustained for our common stock.  The stock market in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many technology companies.  These fluctuations, as well as general economic and market conditions may adversely affect the future market price of our common stock.

We may engage in future acquisitions that dilute our stockholders equity and cause us to use cash, incur debt, or assume contingent liabilities.

We completed our acquisition of Microwave Power, Inc. on June 18, 2004, acquired a controlling interest of Mica-Tech, Inc. on April 11, 2007, and acquired the remaining interest of Mica-Tech, Inc. on February 19, 2008.  As part of our business strategy, we expect to continue to review opportunities to buy other businesses or technologies that would complement our current products, expand the breadth of our markets, or enhance our technical capabilities, or that may otherwise offer growth opportunities.  If we buy other businesses, products or technologies in the future, we could:

•                                          incur significant unplanned expenses and personnel costs;

•                                          issue stock, or assume stock option plans that would dilute our current stockholders’ percentage ownership;

•                                          use cash, which may result in a reduction of our liquidity;

•                                          incur debt; or

•                                          assume liabilities.

These purchases also involve numerous risks, including:

•                                          problems integrating the purchased operations, technologies, personnel or products;

•                                          unanticipated costs, litigation and other contingent liabilities;

•                                          diversion of management’s attention from our core business;

•                                          adverse effects on existing business relationships with suppliers and customers;

•                                          risks associated with entering into markets in which we have no, or limited, prior experience;

•                                          unconsummated transactions; and

•                                          potential loss of our key employees or the key employees of an acquired organization.

We may not be able to successfully integrate any businesses, products, technologies or personnel that we might acquire, or to realize expected benefits of acquisitions that may occur in the future.  If this occurs, our business and financial results may be adversely affected.

Risks Associated With Ownership of Our Securities

We have not paid cash dividends and it is unlikely that we will pay cash dividends in the foreseeable future.

We plan to use all of our earnings, to the extent we have earnings, to fund our operations.  We do not plan to pay any cash dividends in the foreseeable future.  We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. You should not expect to receive cash dividends on our common stock.

We have the ability to issue additional shares of our common stock without asking for shareholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation currently authorize the Board of Directors to issue up to 15,000,000 shares of common stock.  The power of the Board of Directors to issue shares of common stock or warrants or options to purchase shares of common stock is generally not subject to shareholder approval.  Accordingly, any additional issuance of our common stock may have the effect of further diluting your investment.

We may raise additional capital through a securities offering that could dilute your ownership interest.

We require substantial working capital to fund our business.  If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock.  The issuance of additional common stock or securities convertible into common stock by our management will also have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

There is no active public market for our securities, so you may not be able to liquidate your securities if you need money.

Trading of our common stock is sporadic.  It is not likely that an active market for our common stock will develop or be sustained soon.  You may not be able to liquidate our securities if you need money.

We are subject to the Penny Stock Rules and these rules may adversely affect trading in our common stock.

Our common stock is a “low-priced” security under rules promulgated under the Securities Exchange Act of 1934.  In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives.  Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer.  The effect of these restrictions probably decreases the willingness of broker-dealers to make a market in our common stock, decreases liquidity of our common stock and increases transaction costs for sales and purchases of our common stock as compared to other securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions.  We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading “Risk Factors.”  Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus.  Except as required by law, we assume no obligation to update any forward-looking statements after the date of this prospectus.

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data.  This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.  We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness.  In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus.  These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

This prospectus relates to sale of shares of common stock issuable upon exercise of currently outstanding stock options that may be offered and sold from time to time by the Selling Stockholders.  We will receive the exercise price from the sale of shares to the selling stockholders when, and if, such Selling Stockholders exercise their stock options.  Any proceeds received by us from the exercise of such stock options will be used for general working capital purposes.

SELLING STOCKHOLDERS

The Selling Stockholders named in this prospectus are offering all of the 605,000 shares offered through this prospectus pursuant to the exercise of stock options granted to the Selling Stockholders pursuant to our 2005 Equity Incentive Plan.

A total of 3,077,000 shares of common stock have been reserved for issuance under all awards that may be granted under our 2005 Equity Incentive Plan.

If, subsequent to the date of this reoffer prospectus, we grant any further awards under the 2005 Equity Incentive Plan to any eligible participants who are affiliates of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling stockholders.

The following table provides, as of May 9, 2008, information regarding the beneficial ownership of our common shares held by each of the Selling Stockholders, including:

1.                                       the number of common shares owned by each selling shareholder prior to this offering;

2.                                       the total number of common shares that are to be offered by each selling shareholder;

3.                                       the total number of common shares that will be owned by each selling shareholder upon completion of the offering; and

4.                                       the percentage owned by each selling shareholder.

Information with respect to beneficial ownership is based upon information obtained from the Selling Stockholders.  Information with respect to “Shares Beneficially Owned Prior to the Offering” includes the shares issuable upon exercise of the stock options held by the Selling Stockholders to the extent these options are exercisable within 60 days of May 9, 2008.  The “Number of Shares Being Offered” includes the common shares that may be acquired by the Selling Stockholders pursuant to the exercise of stock options granted to the Selling Stockholders pursuant to our 2005 Equity Incentive Plan. Information with respect to “Shares Beneficially Owned upon Completion of the Offering” assumes the sale of all of the common shares offered by this prospectus and no other purchases or sales of our common shares by the Selling Stockholders.  Except as described below and to our knowledge, the named selling shareholder beneficially owns and has sole voting and investment power over all common shares or rights to these common shares.

Because the Selling Stockholders may offer all or part of the common shares currently owned or the common shares received upon exercise of the options, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of options that will be held upon termination of this offering.  The common shares currently owned and the common shares received upon exercise of the options offered by this reoffer prospectus may be offered from time to time by the Selling Stockholders named below.

	SHARES BENEFICIALLY OWNED PRIOR TO THIS OFFERING (1)			NUMBER OF SHARES BEING	SHARES BENEFICIALLY OWNED UPON COMPLETION OF THE OFFERING (1)
NAME	NUMBER		PERCENT (2)	OFFERED (3)	NUMBER	PERCENT (2)
Jacob Inbar (4)	1,797,084	(4)	16.49%	310,000	1,787,084	16.49%
Edwin J. McAvoy (5)	740,971	(5)	6.84	100,000	732,638	6.84
Tiberiu Mazilu (6)	1,037,265	(6)	9.58	50,000	1,028,932	9.58
Richard W. Flatow (7)	155,179	(7)	1.47	45,000	153,304	1.47
Gerald M. Starek (8)	326,517	(8)	3.10	45,000	328,392	3.10
Heera Lee (9)	8,500	(9)	*	55,000	2,500	*

TOTAL SHARES OFFERED				605,000

* less than one percent

(1)                                The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power and also any shares, which the selling shareholder has the right to acquire within 60 days.

(2)                                Based upon 10,422,166 shares of common stock issued and outstanding as of May 9, 2008.

(3)                                Represents options to purchase shares of our common stock issued under our 2005 Equity Incentive Plan.

(4)                                Mr. Inbar serves as our Chief Executive Officer, President, and Chairman of the Board.  On September 7, 2006, Mr. Inbar was granted 30,000 options under the Plan.  On September 13, 2007, he was granted 30,000 options under the Plan.  On February 26, 2008, he was granted 250,000 options under the Plan.  Shares beneficially owned by Mr. Inbar include 976,784 shares of common stock held in the Inbar Trust U/A/D 3/13/90; 10,000 shares that can be acquired by Mr. Inbar by exercise of his options under the Plan; 370,000 shares that can be acquired by Mr. Inbar by exercise of his other options not included in this registration statement; and 83,333 shares that can be acquired by Mr. Inbar by exercise of warrants within 60 days of the date hereof. Mr. Inbar and Catherine Inbar are the trustees with shared voting power with respect to the shares held in the name of the Inbar Trust U/A/D 3/13/90.

(5)                                Mr. McAvoy serves as our Secretary and Vice President of Sales and as a director of the Company.  On September 7, 2006, Mr. McAvoy was granted 25,000 options under the Plan.  On September 13, 2007, he was granted 25,000 options under the Plan.  On February 26, 2008, he was granted 50,000 options under the Plan.  Shares beneficially owned by Mr. McAvoy include 9,901 shares of common stock held in the McAvoy Charitable Remainder Unitrust; 162,657 shares of common stock held in the Ed & Marlene McAvoy Trust UTD 3/29/96; 8,333 shares that can be acquired by Mr. McAvoy by exercise of his options under the Plan; 361,250 shares that can be acquired by Mr. McAvoy by exercise of his other options not included in this registration statement; and 20,833 shares that can be acquired by Mr. McAvoy by exercise of warrants within 60 days of the date hereof.  Mr. McAvoy and A. Marlene McAvoy are the trustees with shared voting power with respect to the shares held in the name of the McAvoy Charitable Remainder Unitrust and the Ed & Marlene McAvoy Trust UTD 3/29/96.

(6)                                Mr. Mazilu serves as our Vice President of Engineering and as a director of the Company.  On September 7, 2006, Mr. Mazilu was granted 25,000 options under the Plan.  On September 13, 2007, he was granted 25,000 options under the Plan.  Shares beneficially owned by Mr. Mr. Mazilu include 324,422 shares of common stock owned by Tiberiu Mazilu and Doina Mazilu, Trustees of the Mazilu Family Trust dated 4/5/96; 8,333 shares that can be acquired by Mr. Mazilu by exercise of his options under the Plan; 313,750 shares that can be acquired by Mr. Mazilu by exercise of his other options not included in this registration statement; and 83,333 shares that can be acquired by Mr. Mazilu by exercise of warrants within 60 days of the date hereof.

(7)                                Mr. Flatow serves as a director of the Company.  On September 7, 2006, Mr. Flatow was granted 7,500 options under the Plan.  On September 31, 2007, he was granted 7,500 options under the Plan.  On March 5, 2008 he was granted 30,000 options under the Plan.  Shares beneficially owned by Mr. Flatow include 1,875 shares that can be acquired by Mr. Flatow by exercise of his options under the Plan; and 121,875 shares that can be acquired by Mr. Flatow by exercise of his other options not included in this registration statement within 60 days of the date hereof.

(8)                                Mr. Starek serves as a director of the Company.  On September 7, 2006, Mr. Starek was granted 7,500 options under the Plan.  On September 13, 2007, Mr. Starek was granted 7,500 options under the Plan.  On March 5, 2008, Mr. Starek was granted 30,000 options under the Plan.  Shares beneficially owned by Mr. Starek include 16,667 shares of common stock owned by the Gerald M. Starek Trust; 1,875 shares that can be acquired by Mr. Starek by exercise of his options under the Plan; and 110,625 shares that can be acquired by Mr. Starek by exercise of his other options not included in this registration statement within 60 days of the date hereof.

(9)                                Ms. Lee serves as our Director of Finance and Principal Accounting Officer.  On June 8, 2006, Ms. Lee was granted 5,000 options under the Plan.   On August 7, 2006, she was granted 25,000 options under the Plan.  On February 26, 2008, she was granted 25,000 options under the Plan.  Shares beneficially owned by Ms. Lee consist of (i) 6,000 shares that can be acquired by Ms. Lee by exercise of her options under the Plan and (ii) 2,500 shares that can be acquired by Ms. Lee by exercise of her other options not included in this registration statement within 60 days of the date hereof.

PLAN OF DISTRIBUTION

Timing of Sales

Under our 2005 Equity Incentive Plan (the “Plan”), we are authorized to issue up to 3,077,000 shares of our common stock.

Subject to the foregoing, the Selling Stockholders may offer and sell the shares covered by this prospectus at various times.  The Selling Stockholders may offer and sell the shares covered by this prospectus at various times.  The Selling Stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no Selling Stockholder has any agreement or understanding, directly or indirectly, with any person to resell the common shares covered by this prospectus.

Offering Price

The sales price offered by the Selling Stockholders to the public may be:

1.             the market price prevailing at the time of sale;

2.             a price related to such prevailing market price; or

3.             such other price as the selling shareholdersSelling Stockholders determine from time to time.

Manner of Sale

The common shares may be sold by means of one or more of the following methods:

1.   a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.   purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.                                       ordinary brokerage transactions in which the broker solicits purchasers;

4.                                       through options, swaps or derivatives;

5.                                       in transactions to cover short sales;

6.                                       privately negotiated transactions; or

7.                                       in a combination of any of the above methods.

The Selling Stockholders may sell their common shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common shares. Brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Stockholders, or, if any such broker-dealer acts as agent for the purchaser of common shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a Selling Stockholder to sell a specified number of common shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder.

Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our Selling Stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Accordingly, during such times as a selling shareholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling shareholder must comply with applicable law and, among other things:

1.        may not engage in any stabilization activities in connection with our common stock;

2.        may not cover short sales by purchasing shares while the distribution is taking place; and

3.        may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the SEC, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $15,200, including, but not limited to, legal, accounting, and registration fees. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL MATTERS

The validity of the common stock being offered hereby has be passed upon for us by Richardson & Patel LLP, Los Angeles, California.

EXPERTS

The financial statements incorporated by reference herein have been audited by Kabani & Company, Inc., our independent registered public accounting firm, to the extent and for the periods set forth in its reports. Such financial statements are included in reliance upon the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

•                                          Reference is made to our annual report on Form 10-KSB for the fiscal year ended March 31, 2007, as filed with the SEC on June 29, 2007, which is hereby incorporated by reference.

•                                          Reference is made to our report on Form 8-K filed with the SEC on April 20, 2007, which is hereby incorporated by reference.

•                                          Reference is made to our report on Form 8-K/A filed with the SEC on May 4, 2007, which is hereby incorporated by reference.

•                                          Reference is made to our report on Form 8-K filed with the SEC on June 18, 2007, which is hereby incorporated by reference.

•                                          Reference is made to our report on Form 8-K filed with the SEC on August 10, 2007, which is hereby incorporated by reference.

•                                          Reference is made to our report on Form 8-K filed with the SEC on September 6, 2007, which is hereby incorporated by reference.

•                                          Reference is made to our report on Form 8-K filed with the SEC on November 8, 2007, which is hereby incorporated by reference.

•                                          Reference is made to our report on Form 8-K filed with the SEC on February 1, 2008, which is hereby incorporated by reference.

•                                          Reference is made to our report on Form 8-K filed with the SEC on February 7, 2008, which is hereby incorporated by reference.

•                                          Reference is made to our report on Form 8-K filed with the SEC on March 3, 2008, which is hereby incorporated by reference.

•                                          Reference is made to our report on Form 8-K filed with the SEC on April 1, 2008, which is hereby incorporated by reference.

•                                          Reference is made to our quarterly reports on Form 10-QSB for the quarters ended June 30, 2007, September 30, 2007 and December 31, 2007, as filed with the SEC on August 20, 2007, November 14, 2007 and February 13, 2008, respectively, which are hereby incorporated by reference.

•                                          The description of our common stock is incorporated by reference to our Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Act.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Mr. Jacob Inbar.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law (the “DGCL”) makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933).  Our charter and bylaws and the indemnification agreements between the Company and our officers and directors provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or enterprise. We may, in our discretion, similarly indemnify its employees and agents. Our charter relieves our directors from monetary damages to the Company or our shareholders for breach of such director’s fiduciary duty as directors to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its shareholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violation of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemption and dividends, or (v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, we may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. To the extent that a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to above, we will be obligated to indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

AML COMMUNICATIONS, INC.

605,000 SHARES OF COMMON STOCK

PROSPECTUS

May 20, 2008

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

•                                          Reference is made to our annual report on Form 10-KSB for the fiscal year ended March 31, 2007, as filed with the SEC on June 29, 2007, which is hereby incorporated by reference.

•                                          Reference is made to our report on Form 8-K filed with the SEC on April 20, 2007, which is hereby incorporated by reference.

•                                          Reference is made to our report on Form 8-K/A filed with the SEC on May 4, 2007, which is hereby incorporated by reference.

•                                          Reference is made to our report on Form 8-K filed with the SEC on June 18, 2007, which is hereby incorporated by reference.

•                                          Reference is made to our report on Form 8-K filed with the SEC on August 10, 2007, which is hereby incorporated by reference.

•                                          Reference is made to our report on Form 8-K filed with the SEC on September 6, 2007, which is hereby incorporated by reference.

•                                          Reference is made to our report on Form 8-K filed with the SEC on November 8, 2007, which is hereby incorporated by reference.

•                                          Reference is made to our report on Form 8-K filed with the SEC on February 1, 2008, which is hereby incorporated by reference.

•                                          Reference is made to our report on Form 8-K filed with the SEC on February 7, 2008, which is hereby incorporated by reference.

•                                          Reference is made to our report on Form 8-K filed with the SEC on March 3, 2008, which is hereby incorporated by reference.

•                                          Reference is made to our report on Form 8-K filed with the SEC on April 1, 2008, which is hereby incorporated by reference.

•                                          Reference is made to our quarterly reports on Form 10-QSB for the quarters ended June 30, 2007, September 30, 2007 and December 31, 2007, as filed with the SEC on August 20, 2007, November 14, 2007 and February 13, 2008, respectively, which are hereby incorporated by reference.

•                                          The description of our common stock is incorporated by reference to our Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Act.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933).  Our charter and bylaws and the indemnification agreements between the Company and our officers and directors provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or enterprise.  We may, in our discretion, similarly indemnify its employees and agents.  Our charter relieves our directors from monetary damages to the Company or our shareholders for breach of such director’s fiduciary duty as directors to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its shareholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violation of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemption and dividends, or (v) for any transactions from which the director derived an improper personal benefit.  Depending upon the character of the proceeding, under Delaware law, we may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.  To the extent that a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to above, we will be obligated to indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

The 605,000 shares of common stock to be sold by the selling stockholders pursuant to this Registration Statement are issuable upon exercise of outstanding stock options issued pursuant to the Company’s 2005 Equity Incentive Plan.  All of the shares of common stock issued or to be issued by us to the Selling Stockholders pursuant to their stock options, which shares are being registered for reoffer and resale under this registration statement, were or will be issued in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”) to “accredited investors” as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act, and not involving any public offering, or were or will be issued as bonuses to employees such that the issuance thereof was not deemed to be a “sale” as that term is defined under Section 2(a)(3) of the Securities Act.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Richardson & Patel LLP
10.1	2005 Equity Incentive Plan
23.1	Consent of Richardson & Patel LLP (included in Exhibit 5.1)
23.2	Consent of Kabani & Company, Inc.

Item 9. Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

(c)           In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Camarillo, California, on May 20, 2008.

AML COMMUNICATIONS, INC. (Registrant)

By:	/s/ Jacob Inbar
Jacob Inbar
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mr. Jacob Inbar and Ms. Heera Lee as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date
/s/ Jacob Inbar	Chief Executive Officer, President, and Chairman of the Board	May 20, 2008
Jacob Inbar	(Principal Executive Officer)

/s/ Edwin J. McAvoy	Secretary, Vice President-Sales, and Director	May 20, 2008
Edwin J. McAvoy

/s/ Tiberiu Mazilu	Vice President-Engineering and Director	May 20, 2008
Tiberiu Mazilu

/s/ Richard W. Flatow	Director	May 20, 2008
Richard W. Flatow

/s/ Gerald M. Starek	Director	May 20, 2008
Gerald M. Starek

/s/ Heera Lee	Director of Finance and Principal Accounting Officer	May 20, 2008
Heera Lee